Exhibit 11(a)




                [LETTERHEAD OF SUTHERLAND, ASBILL & BRENNAN, LLP]


                                                                  April 29, 1997

Board of Directors
GE Investments Funds, Inc.
3003 Summer Street
Stamford, Connecticut 06905

     Re:  GE Investments Funds, Inc.
          File No. 2-91369
          --------------------------

Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus and Statement of Additional Information filed as part of the Post-Effective Amendment No. 18 to Form N-1A for GE Investments Funds, Inc. (formerly, Life of Virginia Series Fund, Inc.) (File No. 2-91369). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                         Very truly yours,

                                         SUTHERLAND, ASBILL & BRENNAN, L.L.P.

                                         By: /s/
                                             --------------------------------
                                             Stephen E. Roth